Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Fourth Quarter and Year 2017

Conference Call on Tuesday, January 30, 2018, at 10:00 a.m. Eastern Time

Richmond, VA, January 30, 2018 – Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported unaudited results for the fourth quarter and year ended December 31, 2017.

OPERATING HIGHLIGHTS

•	Gross loans, excluding purchase credit impaired (PCI) loans, grew $52.0 million, or 5.8%, during the fourth quarter of 2017 and $105.7 million, or 12.6%, since year-end 2016.
•	Commercial loans grew $22.4 million, or 16.4%, during the fourth quarter of 2017.
•	Noninterest bearing deposits grew $24.1 million, or 18.7%, during 2017.
•	Noninterest bearing deposits were 14.0% of total deposits at December 31, 2017 compared with 12.4% at December 31, 2016.
•	Essex Bank opened three full-service banking facilities during 2017 in strong metropolitan areas.

FINANCIAL HIGHLIGHTS

•	Fourth quarter 2017 net loss was $640,000, or $0.03 per common share, after recording a one-time charge of $3.5 million to income tax expense due to the new 21% tax rate established by the Tax Cuts and Jobs Act of 2017 (the “Act”) enacted in December 2017.
•	For the year ended December 31, 2017, net income was $7.2 million, or $0.33 per common share basic and $0.32 fully diluted, compared with net income of $9.9 million, or $0.45 per common share basic and fully diluted for 2016.
•	Pre-tax income was $3.6 million for the fourth quarter of 2017 compared with $3.3 million in the third quarter of 2017, an increase of $241,000, or 7.2%.
•	For the year ended December 31, 2017, pre-tax income was $14.1 million, an increase of $368,000, or 2.7%, over pre-tax net income of $13.7 million for the year ended December 31, 2016.
•	There was a provision for loan losses of $400,000 in the fourth quarter of 2017 to support strong loan growth. This compares with a provision for loan losses of $150,000 in the third quarter of 2017 and a credit of $284,000 to the provision in the fourth quarter of 2016.
•	A reconciliation of net income and earnings per share before and after the effect of the Act are presented in a non-GAAP presentation at the end of this release.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “I am pleased with the overall results of both the fourth quarter and the full year 2017. Our patience and diligence allowed us to grow loan and deposit relationships in the types of products and rate structures that make sense for the anticipated rising rate environment. This allowed us to finish with a strong net income number, prior to the one-time write-down of our deferred tax asset (DTA). This is especially encouraging since it also includes opening three branches in 2017. Both loans and retail deposits finished the year with double digit growth and, without regard to the DTA adjustment, net income would have been $10.8 million, or $0.49 a share, while return on assets and return on equity would have been 0.84% and 8.82%, respectively. Additionally, we continue to see improvement in our credit quality as evidenced by our total non-performing assets as a percentage of total assets.”

“For 2017, we continued to create significant value through a combination of de novo branching strategy, diversified loan growth and a substantial change in the core deposit mix. The new offices we opened in the past several years continue to give us the opportunity to grow low cost deposits and thus lower our overall cost of funds and dependence on non-core funding. Combined with our discipline in loan pricing, this should allow us to continue our income growth for 2018.”

1

RESULTS OF OPERATIONS

The Company recorded a net loss of $640,000 for the fourth quarter of 2017, compared with linked quarter net income of $2.4 million in the third quarter of 2017 and year-over-year net income of $2.7 million in the fourth quarter of 2016. Earnings per common share, basic and fully diluted, were $(0.03) per share, $0.11 per share and $0.12 per share for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016, respectively. For the year ended December 31, 2017, net income was $7.2 million, or $0.33 per common share basic and $0.32 fully diluted, compared with December 31, 2016, net income of $9.9 million, or $0.45 per common share.

Net income in 2017 was affected by the charge of $3.5 million to income tax expense in the fourth quarter of 2017 related to the re-measurement of net deferred tax assets resulting from the new 21% tax rate established by the Act.

The following table presents summary income statements for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016, and the years ended December 31, 2017 and December 31, 2016.

SUMMARY INCOME STATEMENT
(Dollars in thousands)	For the three months ended			For the year ended
	31-Dec-17	30-Sep-17	31-Dec-16	31-Dec-17	31-Dec-16
Interest income	$13,758	$13,389	$12,717	$53,315	$49,295
Interest expense	2,509	2,363	2,091	9,199	7,820
Net interest income	11,249	11,026	10,626	44,116	41,475
Provision (credit) for loan losses	400	150	(284)	550	166
Net interest income after provision for loan losses	10,849	10,876	10,910	43,566	41,309
Noninterest income	1,191	1,165	1,118	4,697	5,179
Noninterest expense	8,464	8,706	8,212	34,157	32,750
Income before income taxes	3,576	3,335	3,816	14,106	13,738

Income tax expense	4,216	919	1,090	6,903	3,816
Net (loss) income	(640)	2,416	2,726	7,203	9,922

EPS Basic	$(0.03)	$0.11	$0.12	$0.33	$0.45
EPS Diluted	$(0.03)	$0.11	$0.12	$0.32	$0.45

Return on average assets, annualized	(0.19)%	0.75%	0.87%	0.56%	0.83%
Return on average equity, annualized	(2.02)%	7.80%	9.71%	5.91%	8.92%

In this earnings release, the results reported for loans and loan growth do not include PCI loans, unless otherwise specifically stated.

Net Interest Income

Linked Quarter Basis

Net interest income was $11.2 million for the quarter ended December 31, 2017 compared with $11.0 million for the quarter ended September 30, 2017. This is an increase of $223,000, or 2.0%.

Interest income on a linked quarter basis increased $369,000, or 2.8%, to $13.8 million for the fourth quarter of 2017. This resulted in a tax-equivalent yield on earning assets of 4.52%, an increase of one basis point on a linked quarter basis. Interest and fees on loans increased $498,000, or 4.9%, during the fourth quarter of 2017 when compared with the third quarter of 2017. This increase was attributable to a full quarter of earnings from $25.9 million in loan growth generated in the third quarter of 2017 coupled with a partial quarter of earnings from loan growth of $52.0 million in the fourth quarter of 2017. Interest income with respect to PCI loans was $1.4 million in each of the third and fourth quarters of 2017.

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Securities income equaled $1.7 million in the fourth quarter of 2017, a decline of $71,000 on a linked quarter basis. On a tax equivalent basis, securities income was $2.0 million for the fourth quarter of 2017, a decline of $74,000 from the third quarter of 2017. The tax equivalent yield on the securities portfolio, based on a 34% tax rate, was 3.07% in the fourth quarter of 2017, a decline from 3.10% in the third quarter of 2017.

Interest expense was $2.5 million for the fourth quarter of 2017, an increase of $146,000, or 6.2%, over the third quarter of 2017 as interest bearing liabilities increased $19.7 million, or 1.9%, on average, in the fourth quarter. The Company’s cost of interest bearing liabilities increased from 0.92% in the third quarter of 2017 to 0.96% in the current quarter. The cost of FHLB borrowings was 1.68% in the fourth quarter of 2017 compared with 1.57% for the third quarter of 2017. During the fourth quarter of 2017, the average balance of FHLB borrowings was $88.3 million compared with $77.6 million in the third quarter of 2017. The increase in interest bearing liabilities in the fourth quarter of 2017, noted above, enabled the Bank to fund the strong net loan growth of $50.6 million realized in the fourth quarter.

With the changes in net interest income noted above, the tax equivalent net interest margin decreased and was 3.72% in the fourth quarter of 2017 compared with 3.74% in the third quarter of 2017. Likewise, the interest spread was 3.56% in the fourth quarter of 2017, down from 3.59% in the third quarter of 2017.

Yearly Comparison 2017 versus 2016

For the year 2017, net interest income increased $2.6 million, or 6.4%, and was $44.1 million. The tax equivalent yield on earning assets was 4.54% for 2017 compared with 4.50% for 2016. Interest and fees on loans of $40.3 million in 2017 was an increase of $4.3 million, or 12.0%, compared with $36.0 million for 2016. Interest and fees on PCI loans declined $497,000 over this same time frame. Securities income increased $139,000 for 2017 compared with the same period in 2016 and the tax-equivalent yield on the portfolio was 3.12% in 2017 and 3.11% in 2016.

Interest expense of $9.2 million for 2017 represented an increase of $1.4 million, or 17.6%, compared with 2016. Total average interest bearing liabilities increased $53.0 million, as loan growth has been fueled by this increase and an average balance increase of 17.6%, or $20.5 million, in noninterest bearing deposits.

The tax equivalent net interest margin was 3.78% for the year ended December 31, 2017 versus 3.80% for the year ended December 31, 2016. The net interest spread was 3.64% for 2017 versus 3.69% for 2016.

Year-Over-Year Quarter

Net interest income increased $623,000, or 5.9%, from the fourth quarter of 2016 to the fourth quarter of 2017 and was $11.2 million. The tax equivalent yield on earning assets of 4.52% in the fourth quarter of 2017 was an increase of 11 basis points from 4.41% for the fourth quarter of 2016. The yield on loans increased from 4.56% to 4.63% and was coupled with a loan volume increase. The average balance of loans increased by $91.9 million, or 11.2%, from the fourth quarter of 2016 to the fourth quarter of 2017. Interest income on loans was $10.6 million, an increase of $1.2 million over fourth quarter 2016 interest income of $9.4 million. Interest on PCI loans was $1.4 million in the fourth quarter of 2017, a decrease of $148,000 year-over-year. The return on PCI loans increased over this time frame, from 11.46% to 12.08%. The tax-equivalent income on securities was $2.0 million in each of the third and fourth quarters of 2017 as the average balance was stable over the comparison periods. The tax-equivalent yield on securities was 3.07% in the fourth quarter of 2017 and 3.09% for the same period one year ago.

Interest expense increased $418,000, or 20.0%, when comparing the fourth quarter of 2017 and the fourth quarter of 2016. The increase in interest expense was a result of an average balance increase of $49.4 million in total interest bearing deposits year-over-year and an increase in the rate paid on those deposits from 0.77% in the fourth quarter of 2016 to 0.89% in the fourth quarter of 2017. Overall, the Bank’s cost of interest bearing liabilities of 0.96% increased 13 basis points from 0.83% in the fourth quarter of 2016.

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The tax equivalent net interest margin increased two basis points from 3.70% in the fourth quarter of 2016 to 3.72% in the fourth quarter of 2017. However, the interest spread decreased from 3.58% to 3.56% over the same time period.  The increase in margin was precipitated by an increase in the level of the average balance of noninterest bearing deposits, from $129.5 million in the fourth quarter of 2016 to $148.0 million in the fourth quarter of 2017. This caused the level of average earning assets to average interest bearing liabilities to increase from 116.9% in the fourth quarter of 2016 to 119.0% in the fourth quarter of 2017.

The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016 and for the years ended December 31, 2017 and December 31, 2016.

NET INTEREST MARGIN
(Dollars in thousands)	For the three months ended
	31-Dec-17	30-Sep-17	31-Dec-16
Average interest earning assets	$1,233,754	$1,204,106	$1,169,693
Interest income	$13,758	$13,389	$12,717
Interest income - tax-equivalent	$14,065	$13,699	$13,000
Yield on interest earning assets	4.52%	4.51%	4.41%
Average interest bearing liabilities	$1,036,542	$1,016,825	$1,000,665
Interest expense	$2,509	$2,363	$2,091
Cost of interest bearing liabilities	0.96%	0.92%	0.83%
Net interest income	$11,249	$11,026	$10,626
Net interest income - tax-equivalent	$11,556	$11,336	$10,909
Interest spread	3.56%	3.59%	3.58%
Net interest margin	3.72%	3.74%	3.70%

	For the twelve months ended
	31-Dec-17	31-Dec-16
Average interest earning assets	$1,200,734	$1,121,250
Interest income	$53,315	$49,295
Interest income - tax-equivalent	$54,552	$50,453
Yield on interest earning assets	4.54%	4.50%
Average interest bearing liabilities	$1,017,082	$964,089
Interest expense	$9,199	$7,820
Cost of interest bearing liabilities	0.90%	0.81%
Net interest income	$44,116	$41,475
Net interest income - tax-equivalent	$45,353	$42,633
Interest spread	3.64%	3.69%
Net interest margin	3.78%	3.80%

Provision for Loan Losses

The Company records a provision for loan losses for its loan portfolio, excluding PCI loans, and a separate provision for the PCI loan portfolio. There was a provision for loan losses of $400,000 on the non-PCI loan portfolio during the fourth quarter of 2017. Total provision for loan losses on that loan portfolio was $550,000 for the year ended December 31, 2017. The fourth quarter 2017 provision was recorded to support loan growth of $52.0 million during the quarter. There was no provision for loan losses, excluding PCI loans, in the fourth quarter of 2016 and a provision for loan losses of $450,000 for the year ended December 31, 2016.

There was no provision for loan losses recorded on the PCI loan portfolio in 2017. Due to continued improved performance in the PCI loan portfolio during 2016, there was a credit of $284,000 to its provision in the fourth quarter of 2016, which also reflects total provision activity for the year ended December 31, 2016.

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Noninterest Income

Linked Quarter Basis

Noninterest income was $1.2 million for each of the third and fourth quarters of 2017. Service charges on deposit accounts represent the largest component of noninterest income and was $670,000 in the fourth quarter of 2017, a linked quarter decrease of $8,000. Other noninterest income of $177,000 for the fourth quarter of 2017 was an increase of $32,000 over the prior quarter. Mortgage loan income was $79,000 for the fourth quarter of 2017, a linked quarter increase of $20,000. Securities gains of $30,000 was $18,000 lower in the fourth quarter of 2017 than in the prior quarter.

Yearly Comparison 2017 versus 2016

Noninterest income was $4.7 million for the year ended December 31, 2017, a decrease of $482,000, or 9.3%, from $5.2 million for the year ended December 31, 2016. Securities gains were $210,000 in 2017 compared with $634,000 for 2016. Likewise, mortgage loan income declined by $364,000 from 2016 to 2017 and was $242,000. The Bank instituted a lower cost mortgage platform beginning in 2017, which resulted in a steady improvement in results during the year. Offsetting these decreases for 2017 compared with 2016 was an increase of $261,000 in service charges on deposit accounts, which were $2.7 million for the year ended December 31, 2017.

Year-Over-Year Quarter

Noninterest income increased $73,000, or 6.5%, from $1.1 million in the fourth quarter of 2016 to $1.2 million in the fourth quarter of 2017. Mortgage loan income increased by $72,000 year-over-year as a result of the mortgage operation change noted above. Service charges on deposit accounts increased $35,000 year-over-year and were $670,000 in the fourth quarter of 2017. Offsetting these increases was a decrease of $33,000 in other noninterest income, which was $177,000 in the fourth quarter of 2017.

Noninterest Expense

Linked Quarter Basis

Noninterest expenses totaled $8.5 million for the fourth quarter of 2017, as compared with $8.7 million for the third quarter of 2017, a decrease of $242,000, or 2.8%. Notable differences between the third quarter of 2017 and the fourth quarter of 2017 included a decrease of $172,000 in credit expenses, which were $75,000 in the fourth quarter of 2017, a decrease of $56,000 in occupancy expenses, and a decrease of $44,000 in each of professional fees and data processing fees. Offsetting these decreases were increases of $147,000 in other noninterest expenses, $40,000 in salaries and employee benefit costs and $27,000 in each of other real estate and director expenses.

Yearly Comparison 2017 versus 2016

Noninterest expenses were $34.2 million for the year ended December 31, 2017, as compared with $32.8 million for the year ended December 31, 2016. This is an increase of $1.4 million, or 4.3%. Salaries and employee benefits increased $1.2 million in 2017 compared with 2016 as three new branches were opened during each of 2016 and 2017. These new branch banking facilities also impacted the 2017 increase in occupancy expenses, which were $393,000 higher in 2017 than the previous year. Data processing, advertising, equipment expenses and supplies all also were affected by the new branches as they increased $249,000, $157,000, $145,000 and $112,000, respectively. Offsetting these increases was a reduction of amortization of intangible assets, which was $1.9 million in 2016 and $898,000 in 2017. The Company has no intangible assets that are being amortized as of December 31, 2017.

Year-Over-Year Quarter

Noninterest expenses increased $253,000 in the fourth quarter of 2017 compared with the same period in 2016. Salaries and employee benefits increased $474,000, or 10.4%, year-over-year. FDIC assessment increased $109,000 due to greater deposit balances, and occupancy expenses, due to the new banking facilities, increased $107,000. Offsetting these increases were decreases year-over-year in amortization of intangibles, which declined by $457,000, and in other real estate expenses, which were lower by $200,000.

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The following table compares the Company's other operating expenses included in noninterest expenses for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016 and for the years ended December 31, 2017 and December 31, 2016.

OTHER OPERATING EXPENSES
(Dollars in thousands)	For the three months ended			For the year ended
	31-Dec-17	30-Sep-17	31-Dec-16	2017	2016
Bank franchise tax	$158	$158	$147	$632	$587
Telephone and internet line	172	164	162	676	647
Stationery, printing and supplies	153	174	146	674	562
Marketing expense	155	161	101	656	499
Credit expense	75	247	72	584	442
Outside vendor fees	200	117	120	562	536
Other expenses	700	740	684	2,786	2,750
Total other operating expenses	$1,613	$1,761	$1,432	$6,570	$6,023

Income Taxes

Income tax expense was $4.2 million for the three months ended December 31, 2017 compared with income tax expense of $919,000 in the third quarter of 2017 and $1.1 million in the fourth quarter of 2016. The effective tax rate was 48.9% for the year ended December 31, 2017 and 27.8% for the year ended December 31 2016. Excluding the $3.5 million charge related to the re-measurement of net deferred tax assets, the effective tax rate for the fourth quarter of 2017 would have been 18.7%. Based on the new corporate income tax rates effective January 1, 2018, the Company’s effective tax rate in 2018 and future years is expected to be significantly lower than in 2017 and previous years. The tax charge was estimated by the Company as of December 31, 2017 based on an initial analysis of the Act and may be adjusted in future periods following completion of the Company’s 2017 federal income tax return.

FINANCIAL CONDITION

Total assets increased $86.4 million, or 6.9%, to $1.336 billion at December 31, 2017 as compared with $1.250 billion at December 31, 2016. Total loans were $942.0 million at December 31, 2017, increasing $105.7 million, or 12.6%, from year-end 2016.  Total PCI loans were $44.3 million at December 31, 2017 versus $52.0 million at year-end 2016.

During 2017, commercial loans grew $29.7 million, or 23.0%, and totaled $159.0 million at December 31, 2017. Multifamily loans grew $19.9 million, or 51.0%, and were $59.0 million at year-end 2017. Residential 1 – 4 family loans increased $19.7 million, or 9.5%, and totaled $227.5 million at December 31, 2017. In all, total real estate secured loans increased by $76.5 million, or 10.9%.

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The following table shows the composition of the Company's loan portfolio at December 31, 2017, September 30, 2017 and December 31, 2016.

LOANS
(Dollars in thousands)	31-Dec-17		30-Sep-17		31-Dec-16
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$227,542	24.16	$229,745	25.82%	$207,863	24.86%
Commercial	366,331	38.89	345,759	38.85	339,804	40.63
Construction and land development	107,814	11.44	102,594	11.53	98,282	11.75
Second mortgages	8,410	0.89	7,399	0.83	7,911	0.95
Multifamily	59,024	6.27	53,642	6.03	39,084	4.67
Agriculture	7,483	0.79	7,588	0.85	7,185	0.86
Total real estate loans	776,604	82.44	746,727	83.91	700,129	83.72
Commercial loans	159,024	16.88	136,643	15.35	129,300	15.46
Consumer installment loans	5,169	0.55	5,331	0.6	5,627	0.67
All other loans	1,221	0.13	1,279	0.14	1,243	0.15
Gross loans	942,018	100.00%	889,980	100.00%	836,299	100.00%
Allowance for loan losses	(8,969)		(8,667)		(9,493)
Non-covered loans, net of unearned income	$933,049		$881,313		$826,806

The Company’s securities portfolio, excluding equity securities, declined $11.7 million, or 4.5%, from $262.7 million at December 31, 2016 to $251.0 million at December 31, 2017. Net realized gains of $210,000 were recognized during 2017 through sales and call activity, as compared with $634,000 recognized during 2016. The decline in the volume of securities was a strategic decision by management to fund strong loan growth with securities sales, normal securities amortization, call activity, sales and maturities.

The Company had cash and cash equivalents of $22.0 million at December 31, 2017 compared with $21.1 million at December 31, 2016. There were federal funds purchased of $4.8 million at December 31, 2017 compared with federal funds purchased of $4.7 million at December 31, 2016.

The following table shows the composition of the Company's securities portfolio, excluding equity securities, at December 31, 2017, September 30, 2017 and December 31, 2016.

SECURITIES PORTFOLIO
(Dollars in thousands)	31-Dec-17		30-Sep-17		31-Dec-16
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue and other
U.S. Gov't agencies	$40,473	$40,256	$46,919	$46,387	$58,724	$57,976
U.S Gov't sponsored agencies	9,247	9,278	2,779	2,743	3,452	3,336
State, county, and municipal	124,032	125,760	122,318	124,329	121,686	122,773
Corporate and other bonds	7,323	7,460	14,947	15,022	15,936	15,503
Mortgage backed securities - U.S. Gov't agencies	5,551	5,442	5,659	5,583	3,614	3,495
Mortgage backed securities - U.S. Gov't sponsored agencies	16,985	16,638	16,625	16,383	13,330	13,038
Total securities available for sale	$203,611	$204,834	$209,247	$210,447	$216,742	$216,121

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	31-Dec-17		30-Sep-17		31-Dec-16
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
U.S Gov't sponsored agencies	$10,000	$9,845	$10,000	$9,922	$10,000	$9,846
State, county, and municipal	35,678	36,567	35,965	36,897	35,847	36,230
Mortgage backed securities - U.S. Gov't agencies	468	476	495	506	761	782
Total securities held to maturity	$46,146	$46,888	$46,460	$47,325	$46,608	$46,858

Interest bearing deposits at December 31, 2017 were $942.7 million, an increase of $34.3 million, or 3.8%, from $908.4 million at December 31, 2016. MMDA increased $32.0 million, or 28.8%, during 2017, primarily the result of new deposit accounts opened at two of the new branch locations that began operations during the year. NOW accounts increased $19.7 million, or 14.3%, and were $157.0 million at December 31, 2017. Savings accounts increased by $3.6 million, or 4.0%. Total time deposits declined $21.0 million, or 3.7%. While retail time deposits increased by $18.8 million, or 3.6%, the level of brokered deposits declined by $39.8 million, or 74.5%, and were $13.6 million at December 31, 2017. Excluding brokered deposits, retail interest bearing deposits increased in 2017 by $74.1 million, or 8.7%.

The following table compares the mix of interest bearing deposits at December 31, 2017, September 30, 2017, June 30, 2017 and December 31, 2016.

INTEREST BEARING DEPOSITS
(Dollars in thousands)
	31-Dec-17	30-Sep-17	30-Jun-17	31-Dec-16
NOW	$157,037	$137,559	$142,838	$137,332
MMDA	143,363	144,409	119,582	111,346
Savings	93,980	91,642	90,224	90,340
Time deposits less than or equal to $250,000	437,810	440,607	451,352	440,699
Time deposits over $250,000	110,546	118,837	140,418	128,690
Total interest bearing deposits	$942,736	$933,054	$944,414	$908,407

FHLB advances were $101.4 million at December 31, 2017, compared with $81.9 million at December 31, 2016. The increase in FHLB advances was offset by the decline in brokered deposits. Long term debt was $0 at December 31, 2017 and totaled $1.7 million at December 31, 2016.

Shareholders’ equity was $124.0 million at December 31, 2017 compared with $114.5 million at December 31, 2016. Shareholders’ equity increased $9.5 million, or 8.3%, from year end 2016.

Asset Quality – non-PCI loans

Nonaccrual loans were $9.0 million at December 31, 2017, decreasing $3.7 million during the fourth quarter of 2017 and $1.2 million from December 31, 2016. The level of total classified and criticized assets has consistently declined over the last five quarters. Total classified and criticized assets were $25.6 million at December 31, 2017 compared with $37.4 million at December 31, 2016. This is a decline of $11.8 million, or 31.5%.

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The following chart shows the level of nonaccrual loans, classified loans and criticized loans over the last five quarters.

ASSET QUALITY
(Dollars in thousands)	2017				2016
	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16
Nonaccrual loans	$9,026	$12,677	$11,514	$9,091	$10,243
Criticized (special mention) loans	9,555	8,200	10,523	13,416	14,468
Classified (substandard) loans	13,264	16,885	17,191	18,500	18,501
Other real estate owned	2,791	2,710	2,387	3,569	4,427
Total classified and criticized assets	$25,610	$27,795	$30,101	$35,485	$37,396

Total nonperforming assets totaled $11.8 million at December 31, 2017 compared with $14.7 million at December 31, 2016, a decline of $2.9 million. Total nonperforming assets decreased $3.6 million since September 30, 2017. There were net charge-offs of $1.1 million during 2017.

The following table reconciles the activity in the Company's non-PCI allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES
(Dollars in thousands)	2017				2016
	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$8,667	$9,489	$9,513	$9,493	$9,480
Provision for loan losses	400	150	-	-	-
Net recoveries (charge-offs)	(98)	(972)	(24)	20	13
End of period	$8,969	$8,667	$9,489	$9,513	$9,493

The allowance for loan losses equaled 99.4% of nonaccrual loans at December 31, 2017, compared with 68.4% at September 30, 2017 and 92.7% at December 31, 2016. The ratio of nonperforming assets to loans and OREO was 1.3% at December 31, 2017 compared with 1.7% at September 30, 2017 and 1.7% at December 31, 2016.

The following table sets forth selected asset quality data and ratios, excluding PCI loans, for the dates indicated.

ASSET QUALITY
(Dollars in thousands)	2017				2016
	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16
Nonaccrual loans	$9,026	$12,677	$11,514	$9,091	$10,243
Loans past due over 90 days and accruing interest	-	-	-	112	-
Total nonperforming loans	9,026	12,677	11,514	9,203	10,243
Other real estate owned	2,791	2,710	2,387	3,569	4,427
Total nonperforming assets	$11,817	$15,387	$13,901	$12,772	$14,670

Allowance for loan losses to loans	0.95%	0.97%	1.10%	1.12%	1.14%
Allowance for loan losses excluding PCI loans, to nonaccrual loans	99.37	68.37	82.41	104.64	92.68
Nonperforming assets to loans and other real estate	1.25	1.72	1.60	1.49	1.74
Net charge-offs/(recoveries) for quarter to average loans, annualized	0.04%	0.45%	0.01%	(0.01)%	(0.01)%

9

A further breakout of nonaccrual loans at December 31, 2017, September 30, 2017 and December 31, 2016 is below.

NONACCRUAL LOANS
(Dollars in thousands)
	31-Dec-17	30-Sep-17	31-Dec-16
Mortgage loans on real estate:
Residential 1-4 family	$1,962	$2,140	$2,893
Commercial	1,498	3,492	1,758
Construction and land development	4,277	4,283	5,495
Agriculture	68	66	-
Total real estate loans	$7,805	$9,981	$10,146
Commercial loans	1,214	2,666	53
Consumer installment loans	7	30	44
Gross loans	$9,026	$12,677	$10,243

Capital Requirements

The Company’s ratio of total risk-based capital was 12.7% at December 31, 2017 compared with 13.2% at December 31, 2016. The tier 1 risk-based capital ratio was 11.9% at December 31, 2017 and 12.2% at December 31, 2016. The Company’s tier 1 leverage ratio was 9.7% at December 31, 2017 and 9.6% at December 31, 2016.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 11.5% at December 31, 2017 and 11.8% at December 31, 2016.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Tuesday, January 30, 2018, at 10:00 a.m. Eastern Time to discuss the financial results for the fourth quarter and the year 2017. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on January 30, 2018, until 9:00 a.m. Eastern Time on February 13, 2018. The replay will be available by dialing 877-344-7529 and entering access code 10115502 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 26 full-service offices, 20 of which are in Virginia and six of which are in Maryland.  The Bank also operates one loan production office in Virginia.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

10

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

11

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED CONDENSED
(Dollars in thousands)
	31-Dec-17	30-Sep-17	31-Dec-16
Assets
Cash and due from banks	$14,642	$9,750	$13,828
Interest bearing bank deposits	7,316	12,656	7,244
Federal funds sold	-	144	-
Total cash and cash equivalents	21,958	22,550	21,072

Securities available for sale, at fair value	204,834	210,447	216,121
Securities held to maturity, at cost	46,146	46,460	46,608
Equity securities, restricted, at cost	9,295	8,356	8,290
Total securities	260,275	265,263	271,019

Loans	942,018	889,980	836,299
Purchased credit impaired (PCI) loans	44,333	45,451	51,964
Allowance for loan losses	(8,969)	(8,667)	(9,493)
Allowance for loan losses – PCI loans	(200)	(200)	(200)
Net loans	977,182	926,564	878,570

Bank premises and equipment, net	30,198	29,469	28,357
Other real estate owned	2,791	2,710	4,427
Bank owned life insurance	28,099	27,911	27,339
Core deposit intangibles, net	-	20	898
Other assets	15,688	19,643	18,134
Total assets	$1,336,190	$1,294,130	$1,249,816

Liabilities
Deposits
Noninterest bearing	153,028	145,328	$128,887
Interest bearing	$942,736	$933,054	908,407
Total deposits	1,095,764	1,078,382	1,037,294

Federal funds purchased	4,849	-	4,714
Federal Home Loan Bank advances	101,429	81,296	81,887
Long-term debt	-	-	1,670
Trust preferred capital notes	4,124	4,124	4,124
Other liabilities	6,021	5,905	5,591
Total liabilities	$1,212,187	$1,169,707	1,135,280

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 22,072,523 , 22,047,833, and 21,959,468 shares issued and outstanding, respectively)	221	220	220
Additional paid in capital	147,671	147,453	146,667
Retained deficit	(23,932)	(23,285)	(31,128)
Accumulated other comprehensive income (loss)	43	35	(1,223)
Total shareholders' equity	124,003	124,423	114,536
Total liabilities and shareholders' equity	$1,336,190	$1,294,130	$1,249,816

12

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED CONDENSED
(Dollars in thousands)	Year ended
	2017	2016	2015
Interest and dividend income
Interest and fees on loans	$40,301	$35,998	$31,990
Interest and fees on PCI loans	5,733	6,230	7,875
Interest on federal funds sold	1	-	2
Interest on deposits in other banks	196	122	59
Interest and dividends on securities
Taxable	4,682	4,696	5,469
Nontaxable	2,402	2,249	2,157
Total interest and dividend income	53,315	49,295	47,552
Interest expense
Interest on deposits	7,897	6,382	5,983
Interest on borrowed funds	1,302	1,438	1,514
Total interest expense	9,199	7,820	7,497

Net interest income	44,116	41,475	40,055

Provision for loan losses	550	166	-
Net interest income after provision for loan losses	43,566	41,309	40,055

Noninterest income
Service charges on deposit accounts	2,681	2,420	2,269
Gain on securities transactions, net	210	634	472
Gain on sale of loans, net	-	-	69
Income on bank owned life insurance	939	870	751
Mortgage loan income	242	606	784
Other	625	649	736
Total noninterest income	4,697	5,179	5,081

Noninterest expense
Salaries and employee benefits	19,604	18,412	18,141
Occupancy expenses	3,130	2,737	2,592
Equipment expenses	1,144	999	1,035
FDIC assessment	726	823	938
Data processing fees	1,923	1,674	1,709
FDIC indemnification asset amortization	-	-	16,195
Amortization of intangibles	898	1,907	1,908
Other real estate expenses, net	162	175	1,275
Other operating expenses	6,570	6,023	6,467
Total noninterest expense	34,157	32,750	50,260

Income (loss) before income taxes	14,106	13,738	(5,124)
Income tax expense (benefit)	6,903	3,816	(2,627)
Net income (loss)	7,203	9,922	(2,497)

13

COMMUNITY BANKERS TRUST CORPORATION
INCOME TREND ANALYSIS
UNAUDITED
(Dollars in thousands)	Three months ended
	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16
Interest and dividend income
Interest and fees on loans	$10,625	$10,127	$9,952	$9,597	$9,416
Interest and fees on PCI loans	1,378	1,423	1,453	1,479	1,526
Interest on federal funds sold	-	1	-	-	-
Interest on deposits in other banks	53	65	52	26	56
Interest and dividends on securities
Taxable	1,105	1,171	1,157	1,249	1,168
Nontaxable	597	602	606	597	551
Total interest and dividend income	13,758	13,389	13,220	12,948	12,717
Interest expense
Interest on deposits	2,121	2,053	1,944	1,779	1,744
Interest on borrowed funds	388	310	302	302	347
Total interest expense	2,509	2,363	2,246	2,081	2,091

Net interest income	11,249	11,026	10,974	10,867	10,626

Provision (credit) for loan losses	400	150	-	-	(284)
Net interest income after provision for loan losses	10,849	10,876	10,974	10,867	10,910

Noninterest income
Service charges on deposit accounts	670	678	690	643	635
Gain on securities transactions, net	30	48	37	95	26
Income on bank owned life insurance	235	235	235	234	240
Mortgage loan income	79	59	71	33	7
Other	177	145	155	148	210
Total noninterest income	1,191	1,165	1,188	1,153	1,118

Noninterest expense
Salaries and employee benefits	5,038	4,998	4,886	4,682	4,564
Occupancy expenses	801	857	740	732	694
Equipment expenses	295	305	260	284	270
FDIC assessment	176	185	164	201	67
Data processing fees	457	501	477	488	444
Amortization of intangibles	20	62	339	477	477
Other real estate expenses, net	64	37	34	27	264
Other operating expenses	1,613	1,761	1,636	1,560	1,432
Total noninterest expense	8,464	8,706	8,536	8,451	8,212

Income before income taxes	3,576	3,335	3,626	3,569	3,816
Income tax expense	4,216	919	692	1,076	1,090
Net income (loss)	$(640)	$2,416	$2,934	$2,493	$2,726

14

COMMUNITY BANKERS TRUST CORPORATION
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCE SHEETS
(Dollars in thousands)
	Three months ended			Three months ended
	December 31, 2017			December 31, 2016
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$911,188	$10,625	4.63%	$819,276	$9,416	4.56%
PCI loans, including fees	44,616	1,378	12.08	52,806	1,526	11.46
Total loans	955,804	12,003	4.98	872,082	10,942	4.98
Interest bearing bank balances	15,681	53	1.35	38,345	56	0.58
Federal funds sold	85	-	1.24	94	-	0.49
Securities (taxable)	177,772	1,105	2.49	179,228	1,168	2.61
Securities (tax exempt)(1)	84,412	904	4.28	79,944	834	4.17
Total earning assets	1,233,754	14,065	4.52	1,169,693	13,000	4.41
Allowance for loan losses	(8,788)			(9,912)
Non-earning assets	91,810			88,956
Total assets	$1,316,776			$1,248,737

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand - interest bearing	$295,075	$317	0.43	$242,674	$156	0.25
Savings	92,319	61	0.26	91,973	60	0.26
Time deposits	557,669	1,743	1.24	560,984	1,528	1.08
Total interest bearing deposits	945,063	2,121	0.89	895,631	1,744	0.77
Short-term borrowings	3,221	16	1.92	178	1	1.75
FHLB and other borrowings	88,258	372	1.68	102,130	309	1.20
Long- term debt	-	-	-	2,726	37	5.37
Total interest bearing liabilities	1,036,542	2,509	0.96	1,000,665	2,091	0.83
Noninterest bearing deposits	147,968			129,511
Other liabilities	5,737			6,274
Total liabilities	1,190,247			1,136,450
Shareholders’ equity	126,529			112,287
Total liabilities and shareholders’ equity	$1,316,776			$1,248,737
Net interest earnings		$11,556			$10,909
Interest spread			3.56%			3.58%
Net interest margin			3.72%			3.70%

Tax-equivalent adjustment:
Securities		$307			$283

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

15

COMMUNITY BANKERS TRUST CORPORATION
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCE SHEETS
(Dollars in thousands)
	Year ended			Year ended
	December 31, 2017			December 31, 2016
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$870,258	$40,301	4.63%	$787,245	$35,998	4.57%
PCI loans, including fees	47,983	5,733	11.95	55,178	6,230	11.29
Total loans	918,241	46,034	5.01	842,423	42,228	5.01
Interest bearing bank balances	15,618	196	1.26	17,922	122	0.68
Federal funds sold	94	1	1.11	27	-	0.49
Securities (taxable)	181,476	4,682	2.58	178,833	4,696	2.63
Securities (tax exempt)(1)	85,305	3,639	4.27	82,045	3,407	4.15
Total earning assets	1,200,734	54,552	4.54	1,121,250	50,453	4.50
Allowance for loan losses	(9,431)			(9,967)
Non-earning assets	89,904			85,779
Total assets	$1,281,207			$1,197,062

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand - interest bearing	$264,082	$897	0.34	$235,571	$636	0.27
Savings	91,687	243	0.26	86,499	236	0.27
Time deposits	574,630	6,757	1.18	530,531	5,510	1.04
Total interest bearing deposits	930,399	7,897	0.85	852,601	6,382	0.75
Short-term borrowings	1,556	25	1.58	1,776	16	0.88
FHLB and other borrowings	85,127	1,277	1.50	105,455	1,210	1.15
Long- term debt	-	-	-	4,257	212	4.97
Total interest bearing liabilities	1,017,082	9,199	0.90	964,089	7,820	0.81
Noninterest bearing deposits	136,674			116,215
Other liabilities	5,550			5,543
Total liabilities	1,159,306			1,085,847
Shareholders’ equity	121,901			111,215
Total liabilities and shareholders' equity	$1,281,207			$1,197,062
Net interest earnings		$45,353			$42,633
Interest spread			3.64%			3.69%
Net interest margin			3.78%			3.80%

Tax-equivalent adjustment:
Securities		$1,237			$1,158

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

16

The information below presents certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies. The tables that follow reconcile these non-GAAP measures from their respective GAAP basis measures, as noted.

As discussed above, the new 21% tax rate that the Tax Cut and Jobs Act established created the need for the Company to re-measure its net deferred tax assets. This re-measurement resulted in a write-down of such assets and a corresponding charge to income tax expense in the amount of $3.5 million. The Company believes that presenting both GAAP earnings and non-GAAP earnings to reflect the one-time charge is meaningful to investors when reviewing the Company’s earnings over various periods, as shown below, as it provides a more meaningful comparison of net income and earnings per share and related ratios for the Company’s core banking operations. The following information is a reconciliation of GAAP earnings measures to the same earnings measures without adjusting net deferred tax assets to the new statutory tax rate.

(Dollars in thousands)	For the Year Ended	For the Quarter Ended
Reconciliation to GAAP prior to Tax Cut and Jobs Act (the "Act")	31-Dec-17	31-Dec-17
Net income/(loss) per income statement (GAAP)	$7,203	$(640)
Deferred tax asset adjustment to reflect the Act	3,547	3,547
Net income prior to adjustment to reflect the Act	10,750	2,907

Basic earnings per share per income statement (GAAP)	0.33	(0.03)
Basic earnings per share prior to adjustment to reflect the Act	$0.49	$0.13

	For the Year Ended	For the Year Ended	Increase	Increase
Comparisons to prior periods before and after reflecting the Act	31-Dec-17	31-Dec-16	(Decrease)	(Decrease)
Net income/(loss) per income statement (GAAP)	$7,203	$9,922	$(2,719)	(27.40)%
Deferred tax asset adjustment to reflect the Act	3,547	-
Net income prior to adjustment to reflect the Act	10,750	9,922	828	8.35

Basic earnings per share per income statement (GAAP)	0.33	0.45	(0.12)	(26.67)
Basic earnings per share prior to adjustment to reflect the Act	$0.49	$0.45	$0.04	8.89%

	For the Quarter Ended	For the Quarter Ended	Increase	Increase
Comparisons to prior periods before and after reflecting the Act	31-Dec-17	30-Sep-17	(Decrease)	(Decrease)
Net income/(loss) per income statement (GAAP)	$(640)	$2,416	$(3,056)	(126.49)%
Deferred tax asset adjustment to reflect the Act	3,547	-
Net income prior to adjustment to reflect the Act	2,907	2,416	491	20.32

Basic earnings per share per income statement (GAAP)	(0.03)	0.11	(0.14)	(127.27)
Basic earnings per share prior to adjustment to reflect the Act	$0.13	$0.11	$0.02	18.18%

17

	For the Quarter Ended	For the Quarter Ended	Increase	Increase
Comparisons to prior periods before and after reflecting the Act	31-Dec-17	31-Dec-16	(Decrease)	(Decrease)
Net income/(loss) per income statement (GAAP)	$(640)	$2,726	$(3,366)	(123.48)%
Deferred tax asset adjustment to reflect the Act	3,547	-
Net income prior to adjustment to reflect the Act	2,907	2,726	181	6.64

Basic earnings per share per income statement (GAAP)	(0.03)	0.12	(0.15)	(125.00)
Basic earnings per share prior to adjustment to reflect the Act	$0.13	$0.12	$0.01	8.33%

Return on Average Assets (ROA) and Average Equity (ROE)	For the Year Ended	For the Quarter Ended
(Dollars in thousands)	31-Dec-17	31-Dec-17
Net income/(loss) per income statement (GAAP)	$7,203	$(640)
Deferred tax asset adjustment to reflect the Act	3,547	3,547
Net income prior to adjustment to reflect the Act	10,750	2,907

Average assets	$1,281,207	$1,316,776
Average equity	121,901	126,529

ROA (GAAP)	0.56%	(0.19)%
ROA prior to adjustment to reflect the Act	0.84	0.88

ROE (GAAP)	5.91	(2.02)
ROE prior to adjustment to reflect the Act	8.82%	9.19%

Common tangible book value equals total shareholders’ equity less identifiable intangible assets, and common tangible book value per share is computed by dividing common tangible book value by the number of common shares outstanding. Common tangible assets equal total assets less identifiable intangible assets. Management believes that common tangible book value and the ratio of common tangible book value to common tangible assets are meaningful because they are some of the measures that the Company and investors use to assess capital adequacy. Management believes that presenting the change in common tangible book value per share, the change in stock price to common tangible book value per share, and the change in the ratio of common tangible book value to common tangible assets provide meaningful period-to-period comparisons of these measures. The following information presents a calculation of these measures.

Common Tangible Book Value
(Dollars in thousands)	31-Dec-17	30-Sep-17	31-Dec-16

Total shareholders’ equity	$124,003	$124,423	$114,536
Core deposit intangible (net)	-	20	898
Common tangible book value	$124,003	$124,403	$113,638
Shares outstanding	22,073	22,048	21,960
Common tangible book value per share	$5.62	$5.64	$5.17

Stock price	$8.15	$9.20	$7.25

Price/common tangible book	145.02%	163.12%	140.23%

Common tangible book/common tangible assets
Total assets	$1,336,190	$1,294,130	$1,249,816
Core deposit intangible	-	20	898
Common tangible assets	$1,336,190	$1,294,110	$1,248,918
Common tangible book	$124,003	$124,403	$113,638

Common tangible equity to common tangible assets	9.28%	9.61%	9.10%

18